EXHIBIT 99.4

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 7, 2020 a wholly owned subsidiary of Empire Petroleum Corporation ("Empire") closed on certain oil and gas properties owned by Pardus Oil & Gas, LLC and Pardus Oil & Gas Operating GP, LLC ("Pardus"), under a Purchase and Sale Agreement dated April 6, 2020 (the "Agreement") for a purchase price whereby Empire assumed certain obligations and a contingent payment of cash, not to exceed $2,000,000. The effective date of the transaction was April 1, 2020.

The following unaudited pro forma combined financial statements (which we refer to as the "unaudited pro forma financial statements") present the combination of the historical consolidated financial statements of Empire adjusted to give effect to the purchase of the Pardus assets and related transactions. The unaudited pro forma combined statements of operations (which we refer to as the "unaudited pro forma statements of operations") for the year ended December 31, 2019 and three months ended March 31, 2020, combine the historical statements of consolidated operations of Empire and the Pardus assets purchased, giving effect to the purchase and related transactions as if they had been consummated on January 1, 2019, the beginning of the earliest period presented. The unaudited pro forma combined balance sheet (which we refer to as the "unaudited pro forma balance sheet") combines the historical consolidated balance sheet of Empire and the purchase of the Pardus assets as of March 31, 2020, giving effect to the purchase as if it had been consummated on March 31, 2020.

As of the date of this Form 8-K/A, Empire has not completed the detailed valuation study necessary to arrive at the required final estimates of the fair value of the Pardus assets acquired and the liabilities assumed and the related allocations of purchase price. A final determination of the fair value of Pardus's assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on the actual net tangible and intangible assets and liabilities of Pardus that exist as of the closing date of the purchase. As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial statements presented below. Empire estimated the fair value of Pardus's assets and liabilities based on preliminary valuation studies, due diligence and information obtained from the previous owner of the Pardus assets. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will result in adjustments to the unaudited pro forma balance sheet and/or statements of operations. The final purchase price allocation may be materially different than that reflected in the pro forma purchase price allocation presented herein.

Assumptions and estimates underlying the adjustments to the unaudited pro forma financial statements (which we refer to as the "pro forma adjustments") are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the unaudited pro forma financial statements to give effect to the purchase that are directly attributable to the purchase, factually supportable and, with respect to the unaudited pro forma statements of operations, expected to have a continuing impact on the combined results of Empire and the Pardus assets following the purchase. The unaudited pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the purchase occurred on the dates indicated. Further, the unaudited pro forma financial statements do not purport to project the future operating results or financial position of Empire following the purchase.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial statements;

•	the historical audited consolidated financial statements of Empire for the year ended December 31, 2019, included in Empire's Annual Report on Form 10-K; and

•	the historical unaudited consolidated financial statements of Empire as of and for the three months ended March 31, 2020, included in Empire’s Quarterly Report on Form 10-Q.

EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of March 31, 2020

	Empire Historical	Pro Forma Adjustments		Empire Pro Forma Combined
ASSETS
Current assets:
Cash	$590,183	$179,643	C	$769,826
Accounts receivable	678,794	325,808	C	1,004,602
Unrealized gain on derivative instruments	1,532,968	—		1,532,968
Inventory	155,388	171,403	C	326,791
Prepaids	222,409	—		222,409
Total current assets	3,179,742	676,854		3,856,596
Oil and natural gas properties, successful efforts	13,149,816	12,173,024	A,B	25,322,840
Less: accumulated depreciation, depletion, and impairment	(4,433,025)	—		(4,433,025)
	8,716,791	12,173,024		20,889,815
Other property and equipment, net of accumulated depreciation	11,841	—		11,841
Total property and equipment, net	8,728,632	12,173,024		20,901,656

Unrealized gain on derivative instruments - long term	219,160	—		219,160
Deposit	850,000	378,000	H	1,228,000
Total assets	$12,977,534	13,227,878		$26,205,412

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,095,394	1,691,034	B,C	$2,786,428
Accrued expenses	904,138	—		904,138
Short term note payable	—	378,000	H	378,000
Current portion of long-term notes payable	8,338,908	—		8,338,908
Total current liabilities	10,338,440	2,069,034		12,407,474

Contingent liability	—	985,820	B	985,820
Asset retirement obligations	5,887,234	10,173,024	A	16,060,258
Total liabilities	16,225,674	13,227,878		29,453,552

Stockholders' deficit:
Common stock - $.001 par value 150,000,000 shares
authorized, 21,392,277 shares
issued and outstanding	21,392	—		21,392
Additional paid-in capital	18,925,401	—		18,925,401
Accumulated deficit	(22,194,933)	—		(22,194,933)
Total stockholders' deficit	(3,248,140)	—		(3,248,140)
Total liabilities and stockholders' deficit	$12,977,534	$13,227,878		$26,205,412

See accompanying notes to unaudited pro forma financial statements

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EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2020

	Empire Historical	Pardus Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenue:
Petroleum sales, net of realized and unrealized derivative gains and losses	$3,823,444	$1,374,612	$(141,324)	D	$5,065,732

Costs and expenses:
Production and operating	1,465,954	1,139,887	(104,559)	D	2,501,282
Taxes – production	83,959	63,513	(6,544)	D	140,928
Depreciation, depletion and amortization	268,018	561,131	(481,821)	D,E	347,328
Impairment of oil and natural gas properties	800,452	—	—		800,452
Accretion of asset retirement obligation	98,954	206,023	(58,442)	A,D	246,535
General and administrative	528,983	367,653	(125,760)	G	770,876
Total costs and expenses	3,246,320	2,338,207	(777,126)		4,807,401
Operating income (loss)	577,124	(963,595)	635,802		249,331

Other income (expense):
Gain on sale of assets	1,143,760	—	—		1,143,760
Interest expense	(132,869)	(9,975,074)	9,975,074	F	(132,869)
Other income	—	2,402	(2,402)	F	—
Total other income (expense)	1,010,891	(9,972,672)	9,972,672		1,010,891

Net income (loss)	$1,588,015	$(10,936,267)	$10,608,474		$1,260,222

Net income per common share, basic & diluted	$0.08	$—	$—		$0.06
Weighted average number of
common shares outstanding
basic and diluted	21,050,610	—	—		21,050,610

See accompanying notes to unaudited pro forma financial statements

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EMPIRE PETROLEUM CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

	Empire Historical	Pardus Historical	Pro Forma Adjustments		Empire Pro Forma Combined
Revenue:
Petroleum sales, net of realized and unrealized derivative gains and losses	$5,859,089	$9,575,070	$(934,750)	D	$14,499,409

Costs and expenses:
Operating	4,337,649	6,114,214	(554,148)	D	9,897,715
Taxes - production	379,604	456,862	(43,826)	D	792,640
Depletion, depreciation and accretion	3,351,643	6,792,736	(6,440,506)	D,E	3,703,873
Accretion of asset retirement obligation	306,301	778,028	(174,776)	A,D	909,553
Dry hole cost and loss on abandonment	—	3,702,076	(3,702,076)	F	—
Impairment	—	20,500,000	(20,500,000)	F	—
General and administrative	3,634,887	1,660,058	(791,640)	G	4,503,305
Total costs and expenses	12,010,084	40,003,974	(32,206,972)		19,807,086
Operating loss	(6,150,995)	(30,428,904)	31,272,222		(5,307,677)

Other income (expense):
Gain on settlement	—	1,693,818	(1,693,818)	F	—
Interest expense	(503,607)	(38,588,715)	38,588,715	F	(503,607)
Price risk management activities	—	(120,459)	120,459	F	—
Other income	—	114,961	(114,961)	F	—
Total other income (expense)	(503,607)	(36,900,395)	36,900,395		(503,607)

Net loss	$(6,654,602)	$(67,329,299)	$68,172,617		$(5,811,284)

Net loss per common share, basic & diluted	$(0.33)	$—	$—		$(0.29)
Weighted average number of
common shares outstanding
basic and diluted	19,867,277	—	—		19,867,277

See accompanying notes to unaudited pro forma financial statements

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NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined financial information has been derived from the historical consolidated financial statements of Empire and information provided by the previous owners of the Pardus assets. The unaudited pro forma combined balance sheet as of March 31, 2020 gives effect to the purchase as if the purchase had been completed on March 31, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2019 and the three months ended March 31, 2020 give effect to the purchase as if the purchase had been completed on January 1, 2019.

The unaudited pro forma combined financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that Empire believes are reasonable; however, actual results may differ from those reflected in these statements. In Empire's opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma combined financial statements do not purport to represent what the Empire's financial position or results of operations would have been if the transaction had actually occurred on the dates indicated above, nor are they indicative of Empire's future financial position or results of operations. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes of Empire for the periods presented.

Note 2. Unaudited Pro Forma Combined Balance Sheet

The allocation of the preliminary estimated purchase price is based upon management's estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of April 7, 2020 using currently available information. Due to the fact that the unaudited pro forma combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein. Empire expects to finalize its allocation of the purchase consideration as soon as practicable after the date of the purchase.

The fair values of assets acquired, and liabilities assumed were based on the following key inputs:

Oil and natural gas properties

The fair value of proved oil and natural gas properties was measured using valuation techniques that convert the future cash flows to a single discounted amount. Significant inputs to the valuation of proved oil and natural gas properties include estimates of: (i) recoverable reserves; (ii) production rates; (iii) future operating and development costs; (iv) future commodity prices; and (v) a market-based weighted average costs of capital. Empire utilized a combination of the New York Mercantile Exchange ("NYMEX") strip pricing and consensus pricing to value the reserves, then applied various discount rates depending on the classification of reserves and other risk characteristics. Management utilized the assistance of a third-party valuation expert to estimate the value of the oil and natural gas properties acquired.

The fair value of asset retirement obligations totaled $10,173,024 and is included in proved oil and natural gas properties with a corresponding liability in the table above. The fair value was determined based on a discounted estimated plugging and abandonment costs.

The inputs used to value oil and natural gas properties and asset retirement obligations require significant judgment and estimates made by management and represent Level 3 inputs.

Financial instruments and other

The fair values determined for accounts receivable and accounts payable and accrued liabilities were equivalent to the carrying value due to their short-term nature.

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Contingent Liability

The Agreement provided for certain contingent payments of up to $985,820 based on oil production in excess of a specified level from the purchased properties and an average realized oil price of $40 or more per barrel of oil through December 31, 2022. The full contingent liability is included in the pro forma balance sheet.

Excluded Properties

Certain oil and natural gas properties owned by Pardus are included in the Agreement, but are the subject of litigation which prevents Empire from being able to obtain clear title at closing. While Empire believes it will ultimately obtain a clear title to such properties, the operating results of such properties have been excluded from the pro forma results.

Note 3. Pro Forma Adjustments

The following adjustments have been made to the accompanying unaudited pro forma combined financial statements:

A.	Reflects estimate of asset retirement obligation and associated accretion.

B.	Reflects the purchase of the oil and gas properties and recording of the related liabilities.

C.	Reflects working capital adjustments.

D.	Reflects exclusion of some oil and gas properties where title has not been transferred due to legal issues.

E.	Reflects adjustment to depreciation, depletion, and amortization relating to properties for which title has been transferred based on purchase price.

F.	Reflects cost which would not have been incurred based on assets purchased.

G.	Reflects reduction in general and administrative expenses for professional fees related to bankruptcy or redundant costs for information technology and accounting services.

H.	Reflects deposits with utility and government entities which will be reimbursed to the seller

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